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                                                                    EXHIBIT 99.1




[UTEK CORPORATION LOGO]


CONTACTS:

Sequiam Corporation
Mark Mroczkowski
(407) 541-0773
MARK@SEQUIAM.COM

Westinghouse Savannah River Company
Dale Haas
(803) 725-4185
DALE.HAAS@SRS.GOV

UTEK Corporation
Diane Mueller
813-754-4330 ext 233
DMUELLER@UTEKCORP.COM

      SEQUIAM CORPORATION ACQUIRES FINGERPRINT DETECTION TECHNOLOGIES, INC.

ORLANDO, FL; AIKEN, SC & PLANT CITY, FL -- (BUSINESS WIRE) - September 11, 2003 -- Sequiam Corporation ("SEQUIAM") (OTC BB: SQUM), a provider of innovative secure technology solutions, Westinghouse Savannah River Company ("WSRC") and UTEK Corporation ("UTEK") (AMEX:UTK), an innovative technology transfer company, announced today that SEQUIAM has acquired Fingerprint Detection Technologies, Inc. (FDTI), a UTEK subsidiary, in a stock transaction. FDTI holds a worldwide exclusive license to the WSRC developed BritePrint(TM) fingerprint detection technology. The patent pending, BritePrint(TM) technology is an LED-based headband mounted, light source developed to enhance the detection of dusted latent fingerprints. The BritePrint(TM) system offers the potential of a low-cost, hands-free device to be used during the investigative process. This technology, when used in conjunction with traditional dust detection methods, reveals otherwise invisible fingerprints, footprints, and other latent markings at crime scenes and may save valuable time in the investigative process.

"The hands-free approach of the BritePrint(TM) was made with the forensic investigator in mind," said Dale Haas, technology-licensing specialist at the Westinghouse Savannah River Company. "Working in partnership with Sequiam Corporation, we look forward to having BritePrint(TM) made available to the law enforcement community."

"We are pleased to add the Westinghouse Savannah River Company's BritePrint(TM) device to our product line. We believe that it provides an efficient method for illuminating dusted fingerprints and we are enthusiastic about the potential of BritePrint(TM) becoming a valuable tool for forensic investigators worldwide. In addition, we look forward to exploring the potential marketplace synergies between BritePrint(TM) and our existing products," said Sequiam Corporation Chief Financial Officer Mark Mroczkowski.

ABOUT SEQUIAM CORPORATION

Sequiam Corporation develops and integrates highly secure identification and personal verification solutions in the areas of biological authentication and biometrics. In addition, Sequiam develops and supports a portfolio of security and secure print enterprise-wide software products that enable users to securely manage documents and print from anywhere instantaneously. Sequiam's automated methods of identifying an individual or verifying the identity of an individual based on physiological, biological or behavioral characteristics endeavor to create a more secure environment, combat security breaches, transaction fraud and most importantly, identity theft.

ABOUT THE WESTINGHOUSE SAVANNAH RIVER COMPANY


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The Westinghouse Savannah River Company is recognized as a world-class center of excellence for the development and application of unique and innovative science and technology solutions. Operating the Savannah River Site in Aiken, SC, for the U.S. Department of Energy, Westinghouse Savannah River Company is a Washington Group International Company.

ABOUT UTEK CORPORATION

UTEK(R) is an innovative technology transfer company dedicated to building bridges between university-developed technologies and commercial organizations. UTEK, along with its TechEx on-line and PAX European divisions, identifies and transfers new technologies from universities and research centers to the marketplace. As a business development company, UTEK provides research-outsourcing services to commercial enterprises and technology-transfer services to research institutions.

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as UTEK or Sequiam "expect," "anticipate" or words of similar import. Similarly, statements that describe UTEK's or Sequiam's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or Sequiam, as appropriate, market valuations of their stock, and the availability of new university and federal laboratory technologies accessible to UTEK or Sequiam, which risks and uncertainties could cause actual results to differ materially from those currently anticipated. Although UTEK and Sequiam, as appropriate, believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they can give no assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and neither UTEK nor Sequiam, as appropriate; undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



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